Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports First Quarter 2019 Operating Results;
Record First Quarter Software Revenue; Continued Strong Wireless Trends

Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (April 24, 2019) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced operating results for the first quarter ended March 31, 2019. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on June 24, 2019, to stockholders of record on May 24, 2019.

Key First-Quarter Operating Highlights:

•
Record first quarter software revenue of $19.2 million was up 1.6 percent from software revenue of $18.8 million in the prior year quarter. Included in first quarter software revenue was $9.0 million of operations revenue and $10.2 million in maintenance revenue, compared to $9.4 million in operations revenue and $9.4 million in maintenance revenue in the first quarter of 2018.

•	Software bookings in the first quarter totaled $14.7 million. First quarter bookings included $6.0 million of operations bookings and $8.7 million of maintenance renewals.

•	The renewal rate for software maintenance revenue in the first quarter of 2019 continued to exceed 99 percent.

•
The quarterly rate of paging unit erosion was 1.0 percent in the first quarter of 2019, compared to 0.7 percent in the prior quarter and down from 1.8 percent in the year-earlier period. Net paging unit losses were 10,000 in the first quarter of 2019, compared to 7,000 in the prior quarter and down from

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19,000 in the first quarter of 2018. Paging units in service at March 31, 2019, totaled 982,000, compared to 1,030,000 at March 31, 2018.

•
The quarterly rate of wireless revenue erosion was 2.1 percent in the first quarter of 2019, up from the record-low 0.7 percent erosion in the prior quarter and up from 1.3 percent in the year-earlier quarter.

•	Total paging ARPU (average revenue per unit) was $7.32 in the first quarter of 2019, compared to $7.47 in the year-earlier quarter and $7.36 in the prior quarter.

•
Operating expenses in the first quarter of 2019 totaled $40.6 million, compared to $42.5 million in the prior year quarter. Adjusted operating expenses (excludes depreciation, amortization and accretion) totaled $38.3 million in the first quarter of 2019, down from $40.5 million in the prior quarter and $39.8 million in the year-earlier quarter.

•	Capital expenses were $1.3 million in the first quarter of 2019, compared to $1.2 million in the year-earlier quarter.

•	The number of full-time equivalent employees at March 31, 2019, totaled 591, compared to 599 in the prior year quarter.

•
Capital paid to stockholders in the first quarter of 2019 totaled $4.5 million. This came in the form of approximately $2.7 million from the regular quarterly dividend and approximately $1.8 million from share repurchases.

•	The Company’s cash, cash equivalents and short-term investments balance at March 31, 2019, was $81.8 million, compared to $87.3 million at December 31, 2018.

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2019 First-Quarter Results:
Consolidated revenue for the first quarter of 2019 under Generally Accepted Accounting Principles (“GAAP”) was $41.8 million compared to $43.1 million in the first quarter of 2018.

	For the three months ended
(Dollars in thousands)	March 31, 2019	March 31, 2018	Change (%)
Wireless revenue
Paging revenue	$21,687	$23,308	(7.0)%
Product and other revenue	923	961	(4.0)%
Total wireless revenue	$22,610	$24,269	(6.8)%

Software revenue
Operations revenue	$9,009	$9,471	(4.9)%
Maintenance revenue	10,145	9,374	8.2%
Total software revenue	19,154	18,845	1.6%
Total revenue	$41,764	$43,114	(3.1)%

GAAP net income for the first quarter of 2019 was $0.7 million, or $0.04 per diluted share, compared to net income of $0.3 million, or $0.02 per diluted share, in the first quarter of 2018. In the first quarter of 2019, the Company generated $3.5 million of EBITDA (earnings before interest, taxes, depreciation and amortization), compared to EBITDA of $3.3 million in the prior year quarter.

	For the three months ended
(Dollars in thousands)	March 31, 2019	March 31, 2018
Net income	$742	$345
Diluted net income per share	$0.04	$0.02
EBITDA	$3,474	$3,297

Management Commentary:
“We are encouraged with our performance in the first quarter of 2019, as it was in-line with our seasonal expectations, and believe it provides a solid basis for continued improvement through the remainder of the year,” said Vincent D. Kelly, president and chief executive officer. “We were particularly pleased with the record-high level of first quarter software revenue and the sustained performance in our wireless business.”
In the first quarter of 2019, Spok paid $4.5 million in capital to stockholders. During the quarter, the Company paid approximately $2.7 million in regular quarterly dividends and repurchased 131,012 shares of common stock,

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totaling approximately $1.8 million. “In the first quarter of 2019, we were proud to be able to execute against our capital allocation strategy, returning capital through dividends and share repurchases," continued Kelly. "This quarter represents our 51st consecutive quarter of paying a dividend. We have been able to achieve this milestone while continuing to invest in the evolution of our integrated communication platform, Spok Care Connect®, and remaining a debt-free company."
Kelly noted that in addition to the financial performance the Company was able to achieve in the first quarter of 2019, progress was made in several other areas, including product development, sales strategy and key strategic partnership agreements. “Spok continues to build an industry-leading reputation,” commented Kelly. “During the quarter, we added more than a dozen new customers to the Spok family. We intend to carry that momentum throughout 2019 to stimulate long-term growth."
Michael W. Wallace, chief financial officer, said: “Expense management and strong financial discipline have allowed us to continue to invest in our business for long-term growth. In the first quarter, adjusted operating expenses were down on both a sequential and year-over-year basis, with improvements in most expense categories. Spok’s balance sheet remains strong, with a cash, cash equivalents and short-term investment balance of $81.8 million at March 31, 2019.”

Business Outlook:
Commenting on the Company’s previously provided financial guidance for 2019, Wallace noted: “We are pleased that the first quarter results are in line with the full year 2019 guidance we had provided last quarter and we are reiterating those expectations." Regarding financial guidance for 2019, Wallace said the Company expects total revenue to range from $156 million to $174 million. Included in that total, the Company expects software revenue to comprise $75 million to $85 million. Also, Spok expects adjusted operating expenses (excludes depreciation, amortization and accretion) to range from $155 million to $165 million, and capital expenses to range from $3 million to $7 million.

* * * * * * * * *

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2019 First-Quarter Call and Replay:
Spok plans to host a conference call for investors to discuss its 2019 first quarter results at 10:00 a.m. ET on Thursday, April 25, 2019. Dial-in numbers for the call are 334-323-0522 or 877-260-1479. The pass code for the call is 4329354. A replay of the call will be available from 1:00 p.m. ET on April 25, 2019 until 1:00 p.m. ET on Thursday, May 9, 2019. To listen to the replay, please register at http://tinyurl.com/Spok2019Q1earningsreplay. Please enter the registration information, and you will be given access to the replay.

* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Va., is proud to be the global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count, count on Spok. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.

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Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

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SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2019	3/31/2018
Revenue:
Wireless	$22,610	$24,269
Software	19,154	18,845
Total revenue	41,764	43,114
Operating expenses:
Cost of revenue	7,592	7,878
Research and development	6,167	5,735
Technology operations	7,674	7,750
Selling and marketing	6,110	6,490
General and administrative	10,747	11,964
Depreciation, amortization and accretion	2,359	2,713
Total operating expenses	40,649	42,530
% of total revenue	97.3%	98.6%
Operating income	1,115	584
% of total revenue	2.7%	1.4%
Interest income	449	283
Other (expense) income	(236)	(47)
Income before income taxes expense	1,328	820
Income tax expense	(586)	(475)
Net income	$742	$345
Basic and diluted net income per common share	$0.04	$0.02
Basic weighted average common shares outstanding	19,196,970	20,027,800
Diluted weighted average common shares outstanding	19,356,712	20,153,291
Cash dividends declared per common share	0.125	0.125
Key statistics:
Units in service	982	1,030
Average revenue per unit (ARPU)	$7.32	$7.47
Bookings	$14,654	$18,124
Backlog	$37,392	$35,930

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Revenue:
Wireless	$22,610	$23,091	$23,259	$23,658	$24,269	$24,579	$25,110	$25,639
Software	19,154	20,165	19,217	16,970	18,845	19,191	18,526	16,686
Total revenue	41,764	43,256	42,476	40,628	43,114	43,770	43,636	42,325
Operating expenses:
Cost of revenue (b)	7,592	8,772	8,141	7,596	7,878	7,122	7,069	7,190
Research and development	6,167	6,618	5,934	6,177	5,735	4,934	5,001	4,662
Technology operations	7,674	8,120	7,787	7,698	7,750	7,617	7,875	7,944
Selling and marketing	6,110	6,275	5,716	6,093	6,490	6,039	5,533	5,329
General and administrative	10,747	10,721	13,673	12,741	11,964	11,695	12,058	11,939
Depreciation, amortization and accretion	2,359	2,601	2,785	2,669	2,713	2,774	2,775	2,851
Total operating expenses	40,649	43,107	44,036	42,974	42,530	40,181	40,311	39,915
% of total revenue	97.3%	99.7%	103.7%	105.8%	98.6%	91.8%	92.4%	94.3%
Operating income (loss)	1,115	149	(1,560)	(2,346)	584	3,589	3,325	2,410
% of total revenue	2.7%	0.3%	(3.7)%	(5.8)%	1.4%	8.2%	7.6%	5.7%
Interest income	449	628	384	342	283	229	214	154
Other (expense) income	(236)	(593)	(110)	102	(47)	(282)	359	89
Income (loss) before income taxes	1,328	184	(1,286)	(1,902)	820	3,536	3,898	2,653
Income tax (expense) benefit	(586)	5	446	730	(475)	(24,920)	(171)	(1,155)
Net income (loss)	$742	$189	$(840)	$(1,172)	$345	$(21,384)	$3,727	$1,498
Basic and diluted net (loss) income per common share	$0.04	$0.01	$(0.04)	$(0.06)	$0.02	$(1.07)	$0.19	$0.07
Basic weighted average common shares outstanding	19,196,970	19,445,401	19,456,149	19,750,941	20,027,800	19,987,763	19,977,263	20,353,801
Diluted weighted average common shares outstanding	19,356,712	19,445,401	19,456,149	19,750,941	20,153,291	19,987,763	20,008,321	20,366,102
Key statistics:
Units in service	982	992	999	1,024	1,030	1,049	1,063	1,086
Average revenue per unit (ARPU)	$7.32	$7.36	$7.40	$7.41	$7.47	$7.46	$7.48	$7.52
Bookings	$14,654	$23,076	$21,580	$18,488	$18,124	$19,190	$18,327	$20,405
Backlog	$37,392	$40,422	$36,366	$36,295	$35,930	$42,305	$46,900	$43,455

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of revenue, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of revenue of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total operating expenses, operating (loss) income, (loss) income before income taxes, Net (loss) income and net (loss) income per share have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	3/31/2019	12/31/2018
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$62,927	$83,343
Short term investments	18,868	3,963
Accounts receivable, net	36,721	32,386
Prepaid expenses and other	8,666	9,578
Inventory	1,436	1,708
Total current assets	128,618	130,978
Non-current assets:
Property and equipment, net	9,823	10,354
Operating Lease right-of-use assets	16,965	—
Goodwill	133,031	133,031
Intangible assets, net	4,792	5,417
Deferred income tax assets	45,967	46,484
Other non-current assets	1,406	1,448
Total non-current assets	211,984	196,734
Total assets	$340,602	$327,712
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,358	$2,010
Accrued compensation and benefits	9,158	11,348
Accrued taxes	1,812	1,822
Deferred revenue	28,091	26,106
Operating lease liabilities	5,286	—
Other current liabilities	2,845	3,662
Total current liabilities	50,550	44,948
Non-current liabilities:
Asset Retirement obligations	6,615	6,513
Deferred revenue	470	476
Operating lease liabilities	12,204	—
Other long-term liabilities	229	1,221
Total non-current liabilities	19,518	8,210
Total liabilities	70,068	53,158
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	88,266	90,559
Accumulated other comprehensive loss	(1,361)	(1,301)
Retained earnings	183,627	185,294
Total stockholders' equity	270,534	274,554
Total liabilities and stockholders' equity	$340,602	$327,712

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2019	3/31/2018
Cash flows provided by operating activities:
Net income	$742	$345
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	2,359	2,713
Deferred income tax expense	517	475
Stock based compensation	528	1,234
Provisions for doubtful accounts, service credits and other	374	628
Adjustments of non-cash transaction taxes	—	(53)
Changes in assets and liabilities:
Accounts receivable	(4,791)	(4,106)
Prepaid expenses, inventory and other assets	(15,515)	(1,215)
Accounts payable, accrued liabilities and other	15,206	(2,182)
Deferred revenue	1,803	3,106
Net cash provided by operating activities	1,223	945
Cash flows from investing activities:
Purchases of property and equipment	(1,287)	(1,164)
Purchase of short-term investments	(14,824)	—
Net cash used in investing activities	(16,111)	(1,164)
Cash flows from financing activities:
Cash distributions to stockholders	(2,647)	(2,740)
Purchase of common stock (including commissions)	(1,810)	(1,927)
Purchase of common stock for tax withholding on vested equity awards	(1,011)	(892)
Net cash used in financing activities	(5,468)	(5,559)
Effect of exchange rate on cash	(60)	(256)
Net decrease in cash and cash equivalents	(20,416)	(6,034)
Cash and cash equivalents, beginning of period	83,343	103,179
Cash and cash equivalents, end of period	$62,927	$97,145
Supplemental disclosure:
Income taxes paid	$80	$50

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Revenue
Paging	$21,687	$21,997	$22,442	$22,824	$23,308	$23,624	$24,128	$24,572
Non-paging	923	1,094	817	834	961	955	982	1,067
Total wireless revenue	$22,610	$23,091	$23,259	$23,658	$24,269	$24,579	$25,110	$25,639

License	2,840	3,496	3,175	1,993	4,376	2,990	2,572	2,264
Services	5,206	5,103	4,555	4,363	4,071	5,437	5,189	3,650
Equipment	963	1,568	1,296	1,107	1,024	945	1,102	1,127
Operations revenue	$9,009	$10,167	$9,026	$7,463	$9,471	$9,372	$8,863	$7,041

Maintenance revenue	$10,145	$9,998	$10,191	$9,507	$9,374	$9,819	$9,663	$9,645
Total software revenue	$19,154	$20,165	$19,217	$16,970	$18,845	$19,191	$18,526	$16,686

Total revenue	$41,764	$43,256	$42,476	$40,628	$43,114	$43,770	$43,636	$42,325

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Cost of revenue
Payroll and related	$4,931	$4,868	$4,923	$4,853	$4,874	$4,374	$4,330	$4,613
Cost of sales	2,080	3,349	2,623	2,119	2,475	1,990	2,228	1,904
Stock based compensation	107	44	75	75	55	58	4	60
Other	474	511	520	549	474	700	507	613
Total cost of revenue (b)	7,592	8,772	8,141	7,596	7,878	7,122	7,069	7,190
Research and development
Payroll and related	4,263	4,350	4,709	4,506	4,002	3,521	4,005	3,807
Outside services	1,745	2,115	1,040	1,481	1,513	1,361	849	659
Stock based compensation	11	5	71	90	71	(71)	43	65
Other	148	148	114	100	149	123	104	131
Total research and development	6,167	6,618	5,934	6,177	5,735	4,934	5,001	4,662
Technology operations
Payroll and related	2,647	2,616	2,866	2,618	2,693	2,413	2,582	2,607
Site rent	3,296	3,432	3,482	3,538	3,496	3,471	3,534	3,604
Telecommunications	996	1,021	950	935	898	979	1,060	1,001
Stock based compensation	30	24	24	24	24	20	20	20
Other	705	1,027	465	583	639	734	679	712
Total technology operations	7,674	8,120	7,787	7,698	7,750	7,617	7,875	7,944
Selling and marketing
Payroll and related	3,273	3,047	3,401	3,311	3,294	2,573	3,113	3,039
Commissions	1,424	1,759	1,225	1,397	1,774	1,634	1,234	1,121
Stock based compensation	161	99	135	135	135	93	84	99
Advertising and events	933	1,236	857	996	1,158	1,481	952	840
Other	319	134	98	254	129	258	150	230
Total selling and marketing	6,110	6,275	5,716	6,093	6,490	6,039	5,533	5,329
General and administrative
Payroll and related	4,041	4,087	4,834	4,340	4,416	3,649	4,569	4,420
Stock based compensation	219	860	1,118	943	949	774	711	755
Bad debt	308	303	513	279	528	143	184	107
Facility rent and office costs	2,294	1,573	1,553	1,824	2,144	1,865	2,013	1,995
Outside services	1,776	2,561	3,236	2,942	1,919	2,924	2,351	2,507
Taxes, licenses and permits	921	111	1,081	1,024	1,080	1,120	1,077	1,034
Other	1,188	1,226	1,338	1,389	928	1,220	1,153	1,121
Total general and administrative	10,747	10,721	13,673	12,741	11,964	11,695	12,058	11,939
Depreciation, amortization and accretion	2,359	2,601	2,785	2,669	2,713	2,774	2,775	2,851
Operating expenses	$40,649	$43,107	$44,036	$42,974	$42,530	$40,181	$40,311	$39,915
Capital expenditures	$1,287	$830	$1,630	$2,299	$1,164	$2,179	$1,816	$2,353

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of sales, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of sales of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total cost of revenue and operating expenses have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Paging units in service
Beginning units in service (000's)	992	999	1,024	1,030	1,049	1,063	1,086	1,091
Gross placements	27	30	31	35	25	26	30	42
Gross disconnects	(37)	(37)	(56)	(41)	(44)	(40)	(53)	(47)
Net change	(10)	(7)	(25)	(6)	(19)	(14)	(23)	(5)
Ending units in service	982	992	999	1,024	1,030	1,049	1,063	1,086
End of period units in service % of total (b)
Healthcare	81.6%	81.4%	81.7%	81.5%	81.1%	80.7%	80.4%	80.4%
Government	5.8%	5.8%	5.8%	5.7%	5.9%	6.0%	6.1%	6.3%
Large enterprise	5.9%	5.9%	6.0%	6.0%	6.0%	6.0%	6.0%	6.1%
Other(b)	6.7%	6.9%	6.5%	6.8%	7.0%	7.2%	7.4%	7.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	77	78	81	85	88	92	95	98
101 to 1,000 units	186	190	192	197	198	198	201	204
>1,000 units	719	724	726	742	744	759	767	784
Total	982	992	999	1,024	1,030	1,049	1,063	1,086
Account size net loss rate(c)
1 to 100 units	(2.3)%	(1.7)%	(4.3)%	(3.8)%	(4.7)%	(3.6)%	(2.8)%	(3.7)%
101 to 1,000 units	(2.3)%	—%	(2.7)%	(0.6)%	(10.0)%	(1.1)%	(1.8)%	(4.5)%
>1,000 units	(1.1)%	(0.1)%	(2.2)%	(0.2)%	(1.9)%	(1.1)%	(2.2)%	1.1%
Total	(1.1)%	(0.2)%	(2.5)%	(0.6)%	(1.8)%	(1.3)%	(2.2)%	(0.4)%
Account size ARPU
1 to 100 units	$11.90	$11.61	$11.33	$12.04	$12.13	$12.11	$12.23	$12.16
101 to 1,000 units	8.35	8.28	8.19	8.34	8.47	8.58	8.62	8.61
>1,000 units	6.57	6.69	6.74	6.62	6.65	6.59	6.59	6.64
Total	$7.32	$7.36	$7.40	$7.41	$7.47	$7.46	$7.48	$7.52

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION FROM NET INCOME (LOSS) TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Reconciliation of net income (loss) to EBITDA (b):
Net income (loss) (c)	$742	$189	$(840)	$(1,172)	$345	$(21,384)	$3,727	$1,498
Plus (less): provision for (benefit from) income taxes	586	(5)	(446)	(730)	475	24,920	171	1,155
Plus (less): Other expense (income)	236	593	110	(102)	47	282	(359)	(89)
Less: Interest income	(449)	(628)	(384)	(342)	(283)	(229)	(214)	(154)
Operating income (loss)	1,115	149	(1,560)	(2,346)	584	3,589	3,325	2,410
Plus: depreciation, amortization and accretion	2,359	2,601	2,785	2,669	2,713	2,774	2,775	2,851
EBITDA (as defined by the Company)	$3,474	$2,750	$1,225	$323	$3,297	$6,363	$6,100	$5,261

RECONCILIATION FROM OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES (a)

	For the three months ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
(Dollars in thousands)
Operating expenses	$40,649	$43,107	$44,036	$42,974	$42,530	$40,181	$40,311	$39,915
(Less) depreciation, amortization and accretion	2,359	2,601	2,785	2,669	2,713	2,774	2,775	2,851
Adjusted operating expenses	$38,290	$40,506	$41,251	$40,305	$39,817	$37,407	$37,536	$37,064

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only. Management and the Board of Directors rely on EBITDA for purposes of determining the Company’s capital allocation policies. EBITDA is also the starting point for the calculation of operating cash flow for purposes of determining whether management has achieved certain performance objectives in the Company’s short-term and long-term incentive plans.

(c) An adjustment to cost of revenue identified in the fourth quarter of 2018 of $771 has been reflected in this table as a reduction of Net income (loss) of $166, $196 $359, and $771 in the first, second third, and fourth quarters respectively.